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                                                                    EXHIBIT 23.2
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2000 relating to the consolidated financial statements and financial statement schedule of Allscripts Healthcare Solutions, Inc. (formerly Allscripts, Inc.), which appear in Allscripts Healthcare Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 18, 2001